UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 16, 2008

i2 Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28030	75-2294945
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One i2 Place 11701 Luna Road Dallas, Texas	75234
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (469) 357-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously announced, i2 Technologies, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) dated August 10, 2008 with JDA Software Group, Inc., a Delaware corporation (“Parent”), and Iceberg Acquisition Corp., a Delaware corporation and a wholly-owned Subsidiary of Parent (“Merger Sub”) pursuant to which Merger Sub will merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”).

On September 16, 2008, the Company entered into a First Supplemental Indenture (the “First Supplemental Indenture”) dated as of September 11, 2008, between the Company, as issuer, and The Bank of New York Mellon Trust Company, N.A. (as successor-in-interest to JPMorgan Chase Bank, National Association) (in such capacity, the “Trustee”), as trustee, amending and supplementing that certain Indenture, dated November 23, 2005 (the “Indenture”) between the Company and JPMorgan Chase Bank, National Association, as trustee. The Company issued its 5% Senior Convertible Notes due 2015 (the “Notes”) under the Indenture. The First Supplemental Indenture was executed and delivered by the Trustee on September 16, 2008 following the receipt by the Trustee on September 11, 2008 of the documents required as a condition for the Trustee to execute the First Supplemental Indenture. The Company received consents to the First Supplemental Indenture from a majority of the holders of the Notes.

The First Supplemental Indenture provides for, among other things, the waiver of the application of Section 6.11 (Incurrence of Indebtedness), the removal and deletion of the following restrictive covenants contained in the Indenture: Section 6.2 (SEC Reports), Section 6.5 (Maintenance of Corporate Existence), Section 6.6 (Rule 144A Information Requirement), Section 6.11 (Incurrence of Indebtedness), Section 7.1(3) (No Event of Default After Giving Effect to Transaction), Section 8.1(a)(5) (Failure To Perform Other Covenants), Section 8.1(a)(6) (Cross Default/Acceleration), and Section 8.1(a)(7) (Judgments), and provides for the effect of the Merger upon the conversion privilege of the holders of the Notes.

The First Supplemental Indenture became effective immediately upon its execution and delivery, but the amendments pertaining to the removal and deletion of the above-referenced restrictive covenants will only become operative (a) contemporaneously with the filing of that certain Certificate of Merger (which is prepared in connection with the Merger Agreement (the “Certificate of Merger”)) with the Secretary of State of Delaware or (b) on such later effective date and/or time, if any, specified in such Certificate of Merger (such applicable time, the “Effective Time”). If the Effective Time has not occurred prior to February 11, 2009, such amendments will not become operative.

This summary of the First Supplemental Indenture does not purport to be complete and is subject to, and is qualified in its entirety by, reference to all the provisions of the First Supplemental Indenture, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 3.03	Material Modifications to Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the entry into a material definitive agreement is incorporated by reference into this Item 3.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

4.1	First Supplemental Indenture

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 17, 2008	i2 TECHNOLOGIES, INC.

	By:	/s/ Michael J. Berry
Michael J. Berry
Executive Vice President, Finance and Accounting and Chief Financial Officer